UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2023

BurgerFi International, Inc.

(Exact name of registrant as specified in its charter)

001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 618-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On June 7, 2023, Michael Rabinovitch, Chief Financial Officer of BurgerFi International, Inc., a Delaware corporation (the “Company”), notified the Company that he is resigning from his positions with the Company effective no later than July 31, 2023, which date Mr. Rabinovitch and the Company mutually agreed upon to allow Mr. Rabinovitch to provide assistance with transition efforts; provided, that based on such transition, such date may be mutually agreed upon to be earlier so long as such earlier date is on or after July 10, 2023.

Appointment of Chief Financial Officer

On June 8, 2023, the Company entered into an Employment Agreement (the “Employment Agreement”) with Chris Jones, age 49, to serve as Chief Financial Officer of the Company, effective July 10, 2023 (the “Commencement Date”). Mr. Jones has served as the Chief Financial Officer of Odyssey Marine Exploration, Inc. (Nasdaq: OMEX), an exploration and development company focused on the exploration and extraction of key strategic minerals including cobalt, nickel, phosphate and rare earths, since 2021 and served as the Vice President of Corporate Finance and Development of Mohegan (f/k/a Mohegan Gaming and Entertainment), a premier tribal gaming and resort operator, from 2017 until 2021. Mr. Jones has over 20 years of experience concentrated in international business development, finance, sell-side and buy-side investment banking, investor relations and operational finance, and has experience as an equity analyst with over 15 years covering the consumer discretionary sector.

There are no arrangements or understandings between Mr. Jones and any other person pursuant to which Mr. Jones was appointed Chief Financial Officer of the Company, and Mr. Jones has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Since the beginning of the Company’s last two completed fiscal years, the Company has not engaged in any transaction, nor is there any currently proposed transaction, in which Mr. Jones had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed the lesser of $120,000 and one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Under the terms of the Employment Agreement, Mr. Jones will earn a base salary of $350,000 (subject to annual review) and will be entitled to receive an annual performance bonus of up to fifty percent (50%) of base salary based upon the achievement of performance objectives determined by the Compensation Committee of the Board of Directors (the “Board”) of the Company and the Board, which shall initially be determined based on the achievement of the key performance indicators as set forth in the Agreement. In addition, Mr. Jones is entitled to up to six months’ severance and reimbursement of expenses under the Consolidated Omnibus Budget Reconciliation Act of 1985 in the event of termination of the Agreement by the Company without Cause (as defined in the Agreement) or by Mr. Jones for Good Reason (as defined in the Agreement) at any time following the one-year anniversary of the Commencement Date.

Mr. Jones also has the ability to earn up to 200,000 shares of Company common stock through a restricted stock unit grant (“Restricted Stock Unit Grant”), subject to Mr. Jones’s achievement of certain key performance criteria as set forth in the Agreement, and an additional 200,000 shares of Company common stock through a time-based restricted stock unit grant (“Time-Based Restricted Stock Unit Grant”). Each of these grants would vest in five equal installments beginning on March 29 following the date of grant with an additional twenty percent (20%) vesting on each anniversary thereof for the following four years, subject to earlier vesting due to a change of control or certain termination events described below. Determinations regarding such grants have not yet been made.

Further, the Company agreed to, subject to Mr. Jones’s election to, on or before the Commencement Date, purchase shares of Company common stock in an open-market transaction in an amount no greater than $100,000 (such final purchased amount, the “Open Market Purchase”), as soon as practicable following the Commencement Date, grant to Mr. Jones the number of unrestricted shares of Company common stock equal to the Open Market Purchase. Mr. Jones is also entitled to travel and housing expenses in the amount of up to $3,000 in the first twelve (12) months following the Commencement Date.

During the term of Mr. Jones’s Agreement, Mr. Jones will be bound by confidentiality, non-competition and non-solicitation obligations. If (a) there is a Change of Control (as defined in the Company’s 2020 Omnibus Equity Incentive Plan) during the term of employment or (b) at any time on or before the one-year anniversary of the Commencement Date, the Agreement is terminated by the Company without Cause or by Mr. Jones for Good Reason at any time following the one-year anniversary of the Commencement Date, all unearned restricted stock units awarded under the Restricted Stock Unit Grant and Time-Based Restricted Stock Unit Grant that could vest during the calendar year in which the Change of Control or termination occurs shall be deemed to have been earned and vested immediately prior to the Change of Control or termination.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued June 13, 2023 announcing Mr. Jones’s appointment as Chief Financial Officer effective as of July 10, 2023.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Age”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated June 8, 2023, by and between BurgerFi International, Inc. and Chris Jones.

99.1	Press Release, dated June 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2023

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp, Chief Legal Officer & Corporate Secretary

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